EXHIBIT 10.16

OPTION TO CONVERTCOMMON STOCK
INTOPREFERRED STOCKAT FUTURE DATE

Effective this 16th day of February, 2012, Tangiers Investors, LP,(“Tangiers”) and Frozen Food Gift Group, Inc. (the “Company”), hereby agree as follows: Whereas, concurrently with the execution of the Agreement, Tangiers purchased 9,118,108 restricted shares of the Company’s Common Stock; Now, therefore, for one dollar in hand and other valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1.	The Company hereby undertakes to in due course create a class of Series A Convertible Preferred Stock (the “Preferred”), by appropriate amendment of its Articles of Incorporation.

2.
The Preferred shall be convertible into Common Stock on a 1 for 1 basis, have a liquidation preference of $0.0055 per Preferred Share, and shall vote equally with Common shares on a 1 for 1 basis on all matters brought before shareholders, including the election of Directors.

3.
 Once said Preferred Class is established, thereafter at any time or from time to time over a five year term beginning on this date, the parties agree that Tangiers at its option shall have the right to exchange all or any part of the Common Shares issued to Tangiers by the Company pursuant to the attached Stock Purchase Agreement, for shares of the aforesaid Series A Convertible Preferred Stock, on a 1 for 1 basis.

4.
4.All Series A Convertible Preferred Shares issued to Tangiers upon exercise of the rights hereby granted, shall be restricted securities within the meaning of Rule 144 under the Securities Act and the certificate(s) representing such Preferred Shares will be stamped or otherwise imprinted with a legend substantially in the following form or other form as required by law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THESECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIESLAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ONTRANSFERABILITY AND RESALE AND MAY NOT BE SOLD OR OTHERWISETRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCHSECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL ISOBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Wherefore the parties hereto have executed this Agreement effective as of the date set forth above.

FROZEN FOOD GIFT GROUP, INC.

By:	/s/ Jonathan Irwin
Jonathan Irwin
TITLE:	Chief Executive Officer

TANGIERS INVESTORS, LP.

By:	/s/ Michael Sobeck
Michael Sobeck
TITLE:	Managing Member